Exhibit 3.20

APPROVED AND FILED
CONNIE LAWSON
INDIANA SECRETARY OF STATE
12/21/2016 11:49 AM

ARTICLES OF ORGANIZATION

Formed pursuant to the provisions of the Indiana Business Flexibility Act

ARTICLE I - NAME AND PRINCIPAL OFFICE ADDRESS

BUSINESS ID	201612211171997

BUSINESS TYPE	Domestic Limited Liability Company

BUSINESS NAME	ROCHESTER MANUFACTURING, LLC

PRINCIPAL OFFICE ADDRESS	2903 East Fort Wayne Ave., Rochester, IN, 46975, USA

ARTICLE II - REGISTERED OFFICE AND ADDRESS

NAME	CT CORPORATION SYSTEM

ADDRESS	150 West Market Street, Suite 800, INDIANAPOLIS, IN, 46204, USA

ARTICLE III - PERIOD OF DURATION AND EFFECTIVE DATE

PERIOD OF DURATION	Perpetual

EFFECTIVE DATE	12/21/2016

ARTICLE IV - PRINCIPAL(S)

No Principal on record.

MANAGEMENT INFORMATION

THE LLC WILL BE MANAGED BY MANAGER(S)	Yes

Single member LLC	☒

SIGNATURE

THE SIGNATOR(S) REPRESENTS THAT THE REGISTERED AGENT NAMED IN THE APPLICATION HAS CONSENTED TO THE APPOINTMENT OF REGISTERED AGENT.

THE UNDERSIGNED, DESIRING TO FORM A LIMITED LIABILITY COMPANY PURSUANT TO THE PROVISIONS OF THE INDIANA BUSINESS FLEXIBILITY ACT EXECUTES THESE ARTICLES OF ORGANIZATION.

IN WITNESS WHEREOF, THE UNDERSIGNED HEREBY VERIFIES, SUBJECT TO THE PENALTIES OF PERJURY, THAT THE STATEMENTS CONTAINED HEREIN ARE TRUE, THIS DAY December 21, 2016

SIGNATURE	F. L. Dennis Logan

TITLE	Agent

Business ID :	201612211171997
Filing No :	7461783